                                                                     EXHIBIT 3.6













                           EL PASO PRODUCTION GOM INC.

                            (A DELAWARE CORPORATION)



                                     BY-LAWS






















Adopted June 24, 2002

                                     BY-LAWS

                                       OF

                           EL PASO PRODUCTION GOM INC.

                                    ARTICLE I

                                  STOCKHOLDERS

         SECTION 1. ANNUAL MEETINGS. The annual meeting of the stockholders shall be held for the election of directors on the second Tuesday in June of each year, if such day be not a legal holiday, in the state where such meeting is to be held, or, if a legal holiday, then at the same time on such next succeeding business day at the principal office of the Corporation in the State of Delaware or at such other date, time or place either within or without the State of Delaware as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. The Board of Directors may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication.

         SECTION 2. SPECIAL MEETINGS. Special meetings of stockholders, to be held at the principal office of the Corporation in the State of Delaware or at such other place within or without the State of Delaware and at such date and time as may be stated in the notice of the meeting, and for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors, the Chairman of the Board, or the President, and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of stockholders owning a majority of the issued and outstanding shares of capital stock of the Corporation of the class or classes which would be entitled to vote on the matter or matters proposed to be acted upon at such special meeting of stockholders. Any such request shall state the purpose or purposes of the proposed meeting. The Board of Directors may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication.

         SECTION 3. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, the Corporation shall give notice of such meeting of stockholders.

                  (a) Such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. No business other than that specified in the notice thereof shall be transacted at a special meeting of stockholders. Unless otherwise provided by law, the notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Notice to stockholders may be given in writing or by electronic transmission as defined in Article VI of these By-laws. If given in writing, notice may be delivered personally, may be mailed, or, with the consent of the stockholder entitled to receive notice, may be given by any of the means specified in subsection (b) of this Section 3. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

                  (b) Any notice to stockholders given by the Corporation shall be effective if given by a form of electronic transmission to which the stockholder to whom the notice is given has consented. Notice given pursuant to this subsection shall be deemed given: (1) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice;
(2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the latter of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         SECTION 4. ADJOURNMENTS. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 5. QUORUM. At any meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Article I, Section 4 of these by-laws until a quorum shall attend. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         SECTION 6. ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his absence, by the President, any Executive Vice President, Senior Vice President or Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the presiding chairman of the meeting may appoint any person to act as secretary of the meeting.

         SECTION 7. VOTING; PROXIES. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. The vote for directors and, upon the demand of any stockholder, the vote upon any question before the meeting shall be by written ballot. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws:

         (a) Directors shall be elected by a plurality in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors; and

         (b) Whenever any corporate action other than the election of Directors is to be taken, it shall be authorized by a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

         SECTION 8. REMOTE COMMUNICATION. For the purposes of these by-laws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication, participate in, be deemed present in person, and vote at a meeting of stockholders, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and
(iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

         SECTION 9. STOCKHOLDER ACTION WITHOUT A MEETING. (a) Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, any action required to be taken or that may be taken at any meeting of stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of all of the outstanding stock entitled to vote thereon and shall be delivered to the Corporation by delivery to its Corporate Secretary by means of hand delivery, mail or electronic transmission, as defined in Article VI of these By-laws.

         SECTION 10. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be on the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         SECTION 11. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this
Section 11 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 1. POWERS; NUMBERS; QUALIFICATIONS. The business, affairs, operations and property of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation. The number of directors constituting the entire Board shall be not less than one. The number of directors shall be as determined from time to time by resolution of the Board of Directors or by the stockholders at the Annual Meeting. Directors need not be stockholders.

         SECTION 2. ELECTION; TERM OF OFFICE; RESIGNATION; VACANCIES. Each director shall hold office until the annual meeting of stockholders next succeeding his election and until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the Board of Directors, to the Chairman of the Board, to the President or to the Secretary of the Corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Unless otherwise provided in the certificate of incorporation or these by-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum.

         SECTION 3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

         SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the President or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

         SECTION 5. MEETINGS BY REMOTE COMMUNICATION PERMITTED. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

         SECTION 6. QUORUM; VOTE REQUIRED FOR ACTION. At all meetings of the Board of Directors, directors constituting a majority of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the certificate of incorporation or these by-laws shall require a vote of a greater number; provided, however, that whenever any meeting of the Board shall be held outside of the United States of America, no action taken at such meeting shall be effective unless concurred in by a majority of the entire Board. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

         SECTION 7. ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the presiding chairman of the meeting may appoint any person to act as secretary of the meeting.

         SECTION 8. BOARD ACTION BY CONSENT OF DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Consents may be executed in counterparts, all of which together shall be deemed to be one and the same document. Signatures on such counterparts may be transmitted to the Corporate Secretary by means of electronic transmission, as defined in Article VI of these By-laws.

         SECTION 9. ADVISORY DIRECTORS. The Board of Directors may, from time to time, elect one or more Advisory Directors, each of whom shall serve until the first meeting of the Board next following the Annual Meeting of Stockholders or until his earlier resignation or removal by the Board. Advisory Directors shall serve as advisors and consultants to the Board of Directors, shall be invited to attend all meetings of the Board and may participate in all discussions occurring during such meetings. Advisory Directors shall not be privileged to vote on matters brought before the Board and shall not be counted for the purpose of determining whether a quorum of the Board is present.


                                   ARTICLE III

                                   COMMITTEES

         SECTION 1. COMMITTEES OF THE BOARD. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Vacancies in any such committee shall be filled by the Board, but in the absence or disqualification of a member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation under Sections 251 or 252 of the Delaware General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these by-laws, and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

         SECTION 2. COMMITTEE RULES. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects such committee shall conduct its business in the same manner as the Board conducts its business pursuant to
Article II of these by-laws.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. OFFICERS; GENERAL PROVISIONS. The officers of the Corporation shall consist of such of the following as the Board of Directors may from time to time elect: a Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer and a Controller. The Chairman of the Board shall be chosen from among the directors. The Board may also elect one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, and such other officers with such titles and powers and/or duties as the Board shall from time to time determine. Officers may be designated for particular areas of responsibility and simultaneously serve as officers of subsidiaries or divisions. The foregoing officers shall be elected as soon as practicable after the annual meeting of stockholders in each year to hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer so elected may resign at any time upon notice in writing or by electronic transmission to the Board, the Chairman of the Board, the President or the Secretary; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. Any officer may be removed, with or without cause, by vote of a majority of the entire Board of Directors at a meeting called for that purpose. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of any officer shall not of itself create contractual rights. Any number of offices may be held by the same person. Any vacancy occurring in any office by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

         SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall, when present, preside at all meetings of the stockholders and the Board; have authority to call special meetings of the stockholders and of the Board; have authority to sign and acknowledge in the name and on behalf of the corporation all stock certificates, contracts or other documents and instruments except where the signing thereof shall be expressly delegated to some other officer or agent by the Board or required by law to be otherwise signed or executed and, unless otherwise provided by law or by the Board, may authorize any officer, employee or agent of the corporation to sign, execute and acknowledge in his place and stead all such documents and instruments; he shall fix the compensation of officers of the corporation, other than his own compensation, and the compensation of officers of its principal operating subsidiaries reporting directly to him unless such authority is otherwise reserved to the Board or a committee thereof; and he shall approve proposed employee compensation and benefit plans of subsidiary companies not involving the issuance or purchase of capital stock of the corporation. He shall have the power to appoint and remove any Vice President, Controller, General Counsel, Secretary or Treasurer of the corporation. He shall also have the power to appoint and remove such associate or assistant officers of the corporation with such titles and duties as he may from time to time deem necessary or appropriate. He shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board or the Executive Committee.

         SECTION 3. PRESIDENT. The President shall have general control of the business, affairs, operations and property of the Corporation, subject to the Chairman of the Board and the Board of Directors. He may sign or execute, in the name of the Corporation, all deeds, mortgages, bonds, contracts or other undertakings or instruments, except in cases where the signing or execution thereof shall have been expressly delegated by the Chairman of the Board or the Board to some other officer or agent of the Corporation. He shall have and may exercise such powers and perform such duties as may be provided by law or as are incident to the office of President of a corporation and such other duties as are assigned by these by-laws and as may from time to time be assigned by the Chairman of the Board or the Board.

         SECTION 4. VICE PRESIDENTS. Each Executive Vice President, Senior Vice President, Vice President and Assistant Vice President shall have such powers and perform such duties as may be provided by law or as may from time to time be assigned to him, either generally or in specific instances, by the Board of Directors, the Chairman of the Board or the President.

         Any Executive Vice President or Senior Vice President may perform any of the duties or exercise any of the powers of the Chairman of the Board or the President at the request of, or in the absence or disability of, the Chairman of the Board or the President or otherwise as occasion may require in the administration of the business and affairs of the Corporation.

         Each Executive Vice President, Senior Vice President, Vice President and Assistant Vice President shall have authority to sign or execute all deeds, mortgages, bonds, contracts or other instruments on behalf of the Corporation, except in cases where the signing or execution thereof shall have been expressly delegated by the Board of Directors or these by-laws to some other officer or agent of the Corporation.

         SECTION 5. SECRETARY. The Secretary shall keep the minutes of meetings of the stockholders and of the Board of Directors in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of these by-laws, or as required by law; he shall be custodian of the records and of the corporate seal or seals of the Corporation; he shall see that the corporate seal is affixed to all documents requiring same, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when said seal is so affixed he may attest same; and, in general, he shall perform all duties incident to the office of the secretary of a corporation, and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the President or as may be provided by law. Any Assistant Secretary may perform any of the duties or exercise any of the powers of the Secretary at the request of, or in the absence or disability of, the Secretary or otherwise as occasion may require in the administration of the business and affairs of the Corporation.

         SECTION 6. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors; if required by the Board, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Board may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation and shall render to the Chairman of the Board, the President and the Board, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned to him by the Board, the Chairman of the Board or the President or as may be provided by law.

         SECTION 7. CONTROLLER. The Controller shall be the chief accounting officer of the Corporation. He shall keep full and accurate accounts of the assets, liabilities, commitments, receipts, disbursements and other financial transactions of the Corporation; shall cause regular audits of the books and records of account of the Corporation and supervise the preparation of the Corporation's financial statements; and, in general, he shall perform the duties incident to the office of controller of a corporation and such other duties as may be assigned to him by the Board, the Chairman of the Board or the President or as may be provided by law. If no Controller is elected by the Board of Directors, the Treasurer shall perform the duties of the office of controller.


                                    ARTICLE V

                                      STOCK

         SECTION 1. CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, the President or by any Executive Vice President, Senior Vice President or Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 2. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall end on the thirty-first day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.

         SECTION 2. SEAL. The Corporation may have a corporate seal which shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         SECTION 3. WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these by-laws, a waiver thereof, either in writing and signed by the person entitled to notice or by electronic transmission shall be deemed equivalent to notice, whether given before or after the time and date stated in such notice. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the person otherwise entitled to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any waiver of notice unless so required by the certificate of incorporation or these by-laws.

         SECTION 4. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, or officer or employee at the request of the Corporation or any predecessor of the Corporation. In the event that the Board of Directors or stockholders refuse or fail to provide indemnity, a person may seek indemnity from the Corporation in court and have the court substitute its judgment as to the propriety of indemnity, or determine such propriety in the absence of any determination thereof by the Board or by stockholders.

         SECTION 5. INTERESTED DIRECTORS; QUORUM. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

         SECTION 6. FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

         SECTION 7. AMENDMENT OF BY-LAWS. These by-laws may be altered or repealed, and new by-laws made, by the affirmative vote of a majority of the entire Board of Directors, but the stockholders may make additional by-laws and may alter or repeal any by-laws whether or not adopted by them.

         SECTION 8. GENDER REFERENCES. All references and uses herein of the masculine pronouns "he" or "his" shall have equal applicability to and shall also mean their feminine counterpart pronouns, such as "she" or "her."

         SECTION 9. ELECTRONIC TRANSMISSION. For purposes of these by-laws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. For purposes of these by-laws, electronic transmission shall include facsimile, e-mail and other similar methods.